UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2014

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007 ("Effective Date"), the Federal Home Loan Bank of Dallas ("Bank") entered into employment agreements with Paul Joiner and Tom Lewis, each of whom is a named executive officer. Paul Joiner serves as Senior Vice President and Chief Strategy Officer and Tom Lewis serves as Senior Vice President and Chief Financial Officer. As more fully discussed in Item 11 of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on March 24, 2014, each of these employment agreements provides that the Bank’s employment of the executive officer will continue for three years from the Effective Date unless terminated earlier. As of each anniversary of the Effective Date, an additional year is automatically added to the unexpired term of the employment agreements unless either the Bank or the executive officer gives a written notice of non-renewal within 90 days before each such anniversary. In the event a notice of non-renewal is given, the term of the executive officer’s employment agreement is no longer extended and therefore becomes fixed.

On November 3, 2014, the Bank gave a written notice of non-renewal to both Mr. Joiner and Mr. Lewis. As a result, the employment agreements with each of these executive officers will expire on November 19, 2016. If any of the specified triggering events in the employment agreements occur prior to the expiration date, Mr. Joiner and/or Mr. Lewis would be entitled to receive the specified payments and benefits from the date of such event through November 19, 2016.

The Bank took this action in an effort to ultimately bring the executives’ compensation packages more in line with current market practices. While the payments resulting from the specified triggering events in the employment agreements are similar in nature and amount to those commonly found in agreements that were used by comparable companies at the time these executive employment agreements were entered into, the Bank determined that such amounts are not comparable to those found in more recent agreements. Upon the expiration of these agreements, it is the Bank’s current intention to enter into one-year employment agreements with Messrs. Joiner and Lewis that are identical to those that are currently in place with several of the Bank’s other executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 7, 2014	By:	Sanjay Bhasin

Name: Sanjay Bhasin
Title: President and Chief Executive Officer